UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 22, 2026 (October 17, 2026)

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

2301 Commerce Street, Suite 140
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2026, the board of directors (the “Board”) of Blue Dolphin Energy Company (“Blue Dolphin”) appointed William Christopher (“Chris”) McDougall, 52, previously Director of Corporate Development, to the positions of Chief Financial Officer, Treasurer, and Assistant Secretary effective immediately. Mr. McDougall will also serve as Blue Dolphin’s principal financial officer.

Mr. McDougall has more than twenty-five years of experience in the oil and gas, chemicals, and investment management industries. Prior to his new role as Chief Financial Officer, he had served as Blue Dolphin’s Director of Corporate Development since 2015.  From 2012 to 2014, Mr. McDougall was Vice President of Research at Westlake Securities where he covered upstream, midstream, and alternative energy companies. From 2007 to 2011, he was a Senior Analyst and Partner at Treaty Oak Capital Management, an investment firm managing energy-focused hedge funds with assets that peaked at more than $700 million. Earlier in his career, he held several positions at The Dow Chemical Company, including Program Manager in Dow Ventures. Mr. McDougall earned a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin and a Bachelor of Chemical Engineering from the Georgia Institute of Technology. He holds the Chartered Financial Analyst® (CFA®) designation and previously held FINRA Series 7, 24, 63, 86, and 87 licenses.

Bryce D. Klug, 46, will continue to serve as Blue Dolphin’s principal accounting officer. For additional information related to Mr. Klug, please refer to Blue Dolphin’s definitive proxy statement filed on May 11, 2026 and additional definitive proxy soliciting materials filed on May 21, 2026 with the Securities and Exchange Commission (the “Proxy Statement”), which are incorporated herein by reference.

There are no arrangements between Mr. McDougall or Mr. Klug and any other person pursuant to which they were designated as principal financial officer and principal accounting officer, respectively, of Blue Dolphin.  There is no family relationship between either Mr. McDougall or Mr. Klug and any of Blue Dolphin’s directors or executive officers.

There have been no transactions or any currently proposed transactions in which Mr. McDougall or Mr. Klug were or are to be a participant in or which Mr. McDougall or Mr. Klug had or will have a direct or indirect material interest.

Both Mr. McDougall and Mr. Klug receive their remuneration from Lazarus Energy Holdings, LLC (“LEH”). Under the terms of an operating agreement between LEH and Blue Dolphin, salaries, among other costs, are billed to Blue Dolphin and its subsidiaries each month for LEH’s operation and management of their assets. Together, Jonathan Carroll and LEH owned 85.1% of  Blue Dolphin’s common stock as of the filing date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         October 22, 2026

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President, Assistant Treasurer and Secretary
(Principal Executive Officer)